Exhibit 16(1)

POWER OF ATTORNEY

We, the undersigned Trustees of the Fidelity Aberdeen Street Trust (the Trust) hereby constitute and appoint Thomas C. Bogle, John V. O'Hanlon, Megan C. Johnson and Anthony H. Zacharski, each of them singly, our true and lawful attorneys-in-fact, with full power of substitution, and with full power to each of them, to sign for us and in our names in the appropriate capacities, the Registration Statement of the Trust on Form N-14 under the Securities Act of 1933 and the Investment Company Act of 1940 relating to the proposed reorganizations involving each of the acquired funds into the series of the Trust set forth on the Appendix, any and all subsequent Amendments, Pre-Effective Amendments, or Post-Effective Amendments to said Registration Statement, and any supplements or other instruments in connection therewith, and generally to do all such things in our names and behalf in connection therewith as said attorneys-in-fact deem necessary or appropriate, to comply with the provisions of the Securities Act of 1933 and the Investment Company Act of 1940, and all related requirements of the Securities and Exchange Commission. We hereby ratify and confirm all that said attorneys-in-fact or their substitutes may do or cause to be done by virtue hereof. This power of attorney is effective for all documents filed on or after December 1, 2025.

WITNESS our hands on this first day of December 2025.

/s/ Elizabeth S. Acton	/s/ Mark A. Murray
Elizabeth S. Acton	Mark A. Murray

/s/ Laura M. Bishop	/s/ Lester Owens
Laura M. Bishop	Lester Owens

/s/ Ann E. Dunwoody	/s/ Christine J. Thompson
Ann E. Dunwoody	Christine J. Thompson

/s/ Robert F. Gartland	/s/ Edward Wiese
Robert F. Gartland	Edward Wiese

/s/ Robert W. Helm	/s/ Carol J. Zierhoffer
Robert W. Helm	Carol J. Zierhoffer

/s/ Jennifer Toolin McAuliffe
Jennifer Toolin McAuliffe

Appendix

Acquired Fund	Acquiring Fund
Fidelity Income Fund: Fidelity Managed Retirement Income Fund	Fidelity Freedom Blend Retirement Fund
Fidelity Income Fund: Fidelity Managed Retirement 2010 Fund	Fidelity Freedom Blend Retirement Fund
Fidelity Income Fund: Fidelity Managed Retirement 2015 Fund	Fidelity Freedom Blend 2010 Fund
Fidelity Income Fund: Fidelity Managed Retirement 2020 Fund	Fidelity Freedom Blend 2015 Fund
Fidelity Income Fund: Fidelity Managed Retirement 2025 Fund	Fidelity Freedom Blend 2020 Fund
Fidelity Income Fund: Fidelity Managed Retirement 2030 Fund	Fidelity Freedom Blend 2025 Fund
Fidelity Income Fund: Fidelity Managed Retirement 2035 Fund	Fidelity Freedom Blend 2030 Fund
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